    As filed with the Securities and Exchange Commission on December 22, 2005

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                         SYNOVIS LIFE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            MINNESOTA                                            41-1526554
   (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                            2575 UNIVERSITY AVENUE W.
                         ST. PAUL, MINNESOTA 55114-1024
                    (Address of principal executive offices)

                              ---------------------

                  2004 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                             ----------------------

                                BRETT A. REYNOLDS
          Vice-President-Finance, Chief Financial Officer and Secretary
                            2575 University Avenue W.
                         St. Paul, Minnesota 55114-1024
                    (Name and address of agent for service)

                                 (651) 796-7300
          (Telephone number, including area code, of agent for service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

                                                               PROPOSED MAXIMUM         PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE            AMOUNT TO BE             OFFERING PRICE PER       AGGREGATE OFFERING          AMOUNT OF
        REGISTERED                 REGISTERED(1)(2)                SHARE(3)                 PRICE(3)            REGISTRATION FEE
-------------------------          ----------------           ------------------       ------------------       ----------------
Common Stock, par value  $.01
per share (4)............            117,000 shares                 $11.03                  $1,290,510               $138.08

(1) Consists entirely of shares issuable pursuant to options previously granted under the plan. Effective September 30, 2005, the plan was terminated and no further options are to be issued under the plan.

(2) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of the anti-dilution provisions of the plan.

(3) Represents the weighted average exercise price of the options previously granted under the plan.

(4)   Each share of Common Stock includes one Common Stock Purchase Right.

==============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by Synovis Life Technologies, Inc., (the "Company) (File No. 0-13907) with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:
(1) Annual Report on Form 10-K for the fiscal year ended October 31, 2004; (2) Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, April 30 and July 31, 2005; (3) Current Reports on Form 8-K dated November 10, December 1 (2 reports) and December 15, 2004, and dated February 16, March 22 (as amended), May 13, May 25, August 24, September 30, November 1 and December 15, 2005; (4) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since October 31, 2004; (5) the description of the Company's Common Stock contained in its Registration Statement on Form 10, including any amendments or reports filed for the purpose of updating such description; and (6) the description of the Company's Common Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Synovis Life Technologies, Inc. 2004 Non-Employee Director Stock Option Plan, meeting the requirements of Section 10(a) of the Securities Act.

      The consolidated financial statements and financial statement schedule of the Company incorporated by reference in this Registration Statement have been audited by Deloitte & Touche LLP, independent accountants, for the periods indicated in such firm's reports thereon, which reports are included in the Company's Annual Report on Form 10-K for the year ended October 31, 2004. The consolidated financial statements and financial statement schedule audited by Deloitte & Touche LLP have been incorporated herein by reference in reliance on such firm's reports given on their authority as experts in accounting and auditing.

ITEM 4. DESCRIPTION OF SECURITIES.

      The descriptions of the Company's Common Stock and the Common Stock Purchase Rights to be offered pursuant to this Registration Statement have been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 302A.521 of the Minnesota Business Corporation Act provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

      Article Five of the Company's Bylaws provides that the Company will indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by Minnesota Statutes
Section 302A.521 as enacted and as amended.

      The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      No securities are to be reoffered or resold pursuant to this Registration Statement.

ITEM 8. EXHIBITS.

      The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

      4.1 Restated Articles of Incorporation of the Company, as amended, (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997 (File No. 0-13907)).

      4.2 Amendment to Restated Articles of Incorporation of the Company, as amended, dated March 20, 1997 (incorporated by reference to Exhibit
            3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997 (File No. 0-13907)).

      4.3 Amendment to Restated Articles of Incorporation, effective May 1, 2002, regarding the Company name change from `Bio-Vascular, Inc.' to `Synovis Life Technologies, Inc.' (incorporated by reference to
            Exhibit 3.1 to the Company's 10-Q for the quarter ended April 30, 2002 (File No. 0-13907)).

      4.4 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 (File No. 33-74750)).

      4.5 Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 10 (File No. 0-13907)).

      4.6 Form of Rights Agreement, dated as of June 12, 1996, between Bio-Vascular, Inc. and American Stock Transfer & Trust Company, which includes as Exhibit A the form of Rights Certificate (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated June 12, 1996 (File No. 0-13907)).

      5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly LLP (filed herewith electronically).

      23.1  Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit
            5.1).

      23.2  Consent of Deloitte and Touche LLP (filed herewith electronically).

      24.1 Power of Attorney (included on page II-4 of this Registration Statement).

ITEM 9. UNDERTAKINGS.

      The undersigned hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on December 15, 2005.

                         SYNOVIS LIFE TECHNOLOGIES, INC.

                         By: /s/ Brett A. Reynolds
                             -------------------------------------------------
                             Brett A. Reynolds
                             Vice President - Finance, Chief Financial Officer and Secretary

                                POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Karen Gilles Larson and Brett A. Reynolds, and each of them, as his or her true and lawful attorney-in-fact and agent, each with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on December 15, 2005 by the following persons in the capacities indicated.

/s/ Karen Gilles Larson         President, Chief Executive Officer (Principal
---------------------------     Executive Officer) and Director
Karen Gilles Larson

/s/ Brett A. Reynolds           Vice President - Finance, Chief Financial
---------------------------     Officer and Secretary (Principal Financial and
Brett A. Reynolds               Accounting Officer)


/s/ Timothy M.Scanlan           Chairman, Board of Directors
---------------------------
Timothy M. Scanlan

/s/ Richard W. Perkins          Director
---------------------------
Richard W. Perkins

/s/ Mark F. Palma               Director
---------------------------
Mark F. Palma

/s/ William G. Kobi             Director
---------------------------
William G. Kobi

/s/ Edward E. Strickland        Director
---------------------------
Edward E. Strickland

/s/ Sven A. Wehrwein            Director
---------------------------
Sven A. Wehrwein

                         SYNOVIS LIFE TECHNOLOGIES, INC.
                             REGISTRATION STATEMENT
                                   ON FORM S-8

                                INDEX TO EXHIBITS

Item No.              Description                                         Method of Filing
--------              -----------                                         ----------------
4.1                   Restated Articles of Incorporation of
                      the Company, as amended......................       Incorporated by reference to Exhibit 3.1 to the
                                                                          Company's Quarterly Report on Form 10-Q for the quarter
                                                                          ended April 30, 1997 (File No. 0-13907).

4.2                   Amendment to Restated Articles of
                      Incorporation of the Company, as
                      amended, dated March 20, 1997................       Incorporated by reference to Exhibit 3.2 to the
                                                                          Company's Quarterly Report on Form 10-Q for the quarter
                                                                          ended April 30, 1997 (File No. 0-13907).

4.3                   Amendment to Restated Articles of
                      Incorporation, effective May 1, 2002,
                      regarding the Company name change from
                      `Bio-Vascular, Inc.' to `Synovis Life
                      Technologies, Inc.' .........................       Incorporated by reference to Exhibit 3.1 to the
                                                                          Company's 10-Q for the quarter ended April 30, 2002
                                                                          (File No. 0-13907).

4.4                   Amended and Restated Bylaws of the
                      Company......................................       Incorporated by reference to Exhibit 3.2 to the
                                                                          Company's Registration Statement on Form S-4 (File No.
                                                                          33-74750).

4.5                   Form of Common Stock Certificate of the
                      Company......................................       Incorporated by reference to Exhibit 4.1 to the
                                                                          Company's Registration Statement on Form 10 (File No.
                                                                          0-13907).

4.6                   Form of Rights Agreement, dated as of
                      June 12, 1996, between Bio-Vascular,
                      Inc. and American Stock Transfer & Trust
                      Company, which includes as Exhibit A the
                      form of Rights Certificate...................       Incorporated by reference to Exhibit 4.1 to the
                                                                          Company's Current Report on Form 8-K dated June 12,
                                                                          1996 (File No. 0-13907).

5.1                   Opinion and Consent of Oppenheimer Wolff
                      & Donnelly LLP...............................       Filed herewith electronically.

23.1                  Consent of Oppenheimer Wolff & Donnelly
                      LLP..........................................       Included in Exhibit 5.1.

23.2                  Consent of Deloitte & Touche LLP.............       Filed herewith electronically.

24.1                  Power of Attorney............................       Included on page II-4 of this Registration Statement.

                                       E-2